Exhibit 99.1

Edward Vallejo

Vice President, Investor Relations

T: 856-566-4005

Maureen Duffy

Vice President, Communications

T: 856-309-4546

American Water Announces Tender Offer for Up To $300 Million of Its 6.085% Senior Notes due 2017

VOORHEES, N.J., September 10, 2013 – American Water Works Company, Inc. (NYSE: AWK) (“American Water”), the largest publicly traded U.S. water and wastewater utility company, today announced that its financing subsidiary, American Water Capital Corp. (the “Company”), is commencing a cash tender offer for up to $300 million (the “Maximum Tender Amount”) of its 6.085% Senior Notes due 2017 (the “Notes”). The terms and conditions of the tender offer are described in the Offer to Purchase, dated September 10, 2013 (the “Offer to Purchase”), and the related Letter of Transmittal.

The following table sets forth some of the terms of the tender offer, which are more fully set forth in the Offer to Purchase and Letter of Transmittal:

Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread	Early Participation Payment(1)	Hypothetical Total Consideration(2)

$750,000,000	1.5% U.S. Treasury Note due August 31, 2018	FIT1	17 bps	$30	$1,161.97

(1)	For each $1,000 principal amount of Notes validly tendered.
(2)	For each $1,000 principal amount of Notes validly tendered, based upon a Reference Yield (as defined below) of 1.712% as of 1:00 p.m., New York City Time, on September 9, 2013, and the expected Payment Date (as defined in the Offer to Purchase) of October 8, 2013 ; excludes accrued and unpaid interest. The hypothetical Total Consideration should be used solely for the purpose of obtaining an understanding of the calculation of the Total Consideration, as quoted at hypothetical rates and times, and should not be used or relied upon for any other purpose.

If holders of Notes validly tender Notes in an aggregate principal amount in excess of the Maximum Tender Amount, the Company will accept for purchase an amount of Notes equal to such Maximum Tender Amount and will pay holders of such validly tendered Notes in accordance with the proration procedures set forth in the Offer to Purchase.

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The tender offer is scheduled to expire at 11:59 p.m., New York City time, on October 7, 2013, unless extended or earlier terminated (such date and time, as the same may be extended, the “Expiration Date”). Holders of Notes that are validly tendered at or prior to 5:00 p.m., New York City time, on September 23, 2013 (such date and time, as the same may be extended, the “Early Participation Date”) and accepted for payment will receive the Total Consideration (as defined below and in the Offer to Purchase), which includes the Early Participation Payment set forth in the table above. Holders tendering Notes after the Early Participation Date but on or before the Expiration Date will be eligible to receive only the tender offer consideration, which will equal the Total Consideration less the Early Participation Payment (the “Tender Offer Consideration”). In addition to the Total Consideration or Tender Offer Consideration, as applicable, holders of Notes accepted for payment will receive accrued and unpaid interest from the last interest payment date for the Notes to, but not including, the Payment Date. The Payment Date is expected to occur promptly after the Expiration Date and is expected to be October 8, 2013.

Tendered Notes may be withdrawn at or prior to 5:00 p.m., New York City time, on September 23, 2013 (such date and time, as it may be extended, the “Withdrawal Date”). Holders of Notes who validly tender their Notes after the Withdrawal Date but on or before the Expiration Date may not withdraw their Notes except in the limited circumstances described in the Offer to Purchase.

The tender offer is conditioned upon the satisfaction of certain conditions, as described in the Offer to Purchase. If any of the conditions are not satisfied, the Company will not be obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each event subject to applicable laws, and may terminate the tender offer. Subject to applicable law, the Company also may terminate the tender offer at any time before the Expiration Date in its sole discretion. The tender offer is not conditioned on any minimum principal amount of Notes being tendered.

The Total Consideration for each $1,000 principal amount of Notes validly tendered at or prior to September 23, 2013 (the “ Early Participation Date”) and accepted for purchase pursuant to the tender offer will be determined by reference to the fixed spread (the “Fixed Spread”) specified in the table above over the yield (the “Reference Yield”) based on the bid-side price of the U.S. Treasury Security specified in the table above (the “Reference Treasury Security”), as calculated by RBC Capital Markets, LLC at 1:00 p.m., New York City time, on September 24, 2013 using the methodology more fully described in the Offer to Purchase.

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The purpose of the tender offer is to purchase up to $300,000,000 aggregate principal amount of outstanding Notes as part of liability management activities that also include the previously announced increase in, and extension of the maturity date for most of, the Company’s revolving credit facility, as well as an increase in the Company’s commercial paper program. These activities are designed, among other things, to reduce 2017 maturities of consolidated indebtedness of American Water.

The Company has engaged RBC Capital Markets, LLC to act as the dealer manager (the “Dealer Manager”) in connection with the tender offer. Questions regarding the tender offer may be directed to RBC Capital Markets, LLC at (212) 618-7822 (collect) or (877) 381-2099 (toll-free). The information agent and tender agent is D.F. King and Co., Inc. Copies of the Offer to Purchase, Letter of Transmittal and related tender offer materials are available by contacting D.F. King & Co., Inc. at (800) 290-6426 (toll-free) or (212) 269-5550 (collect).

This press release does not constitute an offer to sell or purchase, or the solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The tender offer for the Notes is being made only pursuant to the tender offer documents, including the Offer to Purchase and the related Letter of Transmittal, which are being disseminated to holders of Notes. None of American Water, the Company, the Dealer Manager, the Tender and Information Agent or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the tender offer. Holders are urged to evaluate carefully all information in the Offer to Purchase and the related Letter of Transmittal, consult their own investment and tax advisors and make their own decisions whether to tender the Notes

Founded in 1886, American Water is the largest publicly traded U.S. water and wastewater utility company. With headquarters in Voorhees, N.J., the company employs approximately 6,700 dedicated professionals who provide drinking water, wastewater and other related services to an estimated 14 million people in more than 30 states as well as parts of Canada. More information can be found at www.amwater.com.

Cautionary Statement Concerning Forward-Looking Statements

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Certain statements in this press release are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are predictions based on our current expectations and assumptions regarding future events and relate to, among other things, the timing and payment for Notes validly tendered and not withdrawn in the tender offer. Actual results could differ materially because of factors such as the failure of conditions to the tender offer to be satisfied, changes in the interest rate environment, and changes in the market for debt securities generally and the Notes in particular.

For further information regarding risks and uncertainties associated with American Water’s business, please refer to American Water’s annual, quarterly and periodic SEC filings. The Company undertakes no duty to update any forward-looking statement.

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